Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-135254) on Form S-8 of Ottawa Savings Bancorp, Inc. of our report dated March 25, 2009, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Ottawa Savings Bancorp, Inc. for the year ended December 31, 2008.

/s/ MCGLADREY & PULLEN, LLP
Champaign, Illinois March 27, 2009

McGladrey & Pullen LLP is a member firm of RSM International—

an affiliation of separate and independent legal entities.